POWER OF ATTORNEY For Executing Forms 3, 4 and 5 KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Ryan Damon, Sarah Glickman, Olivia Homo and Tracy Meer with full power of substitution, as her true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned a Form 3, Form 4 or Form 5, or any amendment thereto, relating to the securities of Criteo S.A., in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder; (2) execute for and on behalf of the undersigned a Form 144, or any amendments thereto, relating to the securities of Criteo S.A., in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete, execute and file such Form 144, Form 3, Form 4 or Form 5, or any amendment thereto, and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and (4) take any other action of any type whatsoever, including, without limitation, in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the Section 16 of the Securities Exchange Act of 1934, as amended or Rule 144 of the Securities Act of 1933, as amended. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, transactions in securities issued by Criteo S.A. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of June, 2024. By: /s/ Ernst Teunissen Name: Ernst Teunissen Title: Director